UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 21, 2014

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2014, the Board of Directors (the “Board”) of BSQUARE Corporation (the “Company”) appointed Jerry D. Chase as the Company’s President and Chief Executive Officer effective February 24, 2014. Mr. Chase, 54, has been a director of the Company since July 2013 and has served as the Company’s Interim Chief Executive Officer since September 2013. From June 2011 through September 2013, Mr. Chase’s principal occupation was private equity “angel” investing. From February 2008 to June 2011, Mr. Chase served as CEO and director of Lantronix (LTRX), a publicly traded provider of secure software and embedded and external hardware solutions. From September 2004 to July 2007, Mr. Chase served as CEO and director of Terayon (TERN), a publicly traded cable, satellite and telecom supplier of digital video networking applications. Prior to serving as the CEO of Terayon, Mr. Chase was Chairman and CEO of Thales Broadcast & Multimedia (TBM), a supplier of transmission, digital video and test equipment to television and radio broadcast and telecom broadband markets based in Paris, France. Earlier in his career, Mr. Chase was General Manager of Magnitude Compression Systems at General Instrument, Inc. and Vice President, Systems Engineering & Program Management at Scientific Atlanta. Mr. Chase is a former United States Marine Corps Officer. Mr. Chase has an M.B.A. from Harvard Graduate School of Business Administration and a BS in Business Administration, Magna Cum Laude from East Carolina University. Mr. Chase currently serves as a board member of East Carolina University’s BB&T Center for Leadership Development.

Upon recommendation of the Compensation Committee of the Board in consultation with a compensation consultant, and pursuant to the terms and conditions of an employment letter agreement dated February 24, 2014, Mr. Chase will receive an annual salary of $325,000 and will be eligible to receive an annual bonus under the Company’s Annual Executive Bonus Program equal to 77% of his annual salary at 100% achievement. Mr. Chase will be eligible to participate in the Company’s employee benefits plans, and the Company will also reimburse his reasonable relocation expenses. In addition, Mr. Chase was granted 7,500 restricted stock units (“RSUs”) and options to purchase 165,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on February 26, 2014. The RSUs and options shall vest as follows: 33% shall vest on February 26, 2015, and the balance will vest in equal monthly installments for two years thereafter. In the event Mr. Chase’s employment is terminated by the Company when neither cause (as defined in the employment letter agreement) nor long term disability exists, subject to execution of a release by Mr. Chase of any employment-related claims, he shall be entitled to receive severance equal to 12 months of his then annual base salary and a pro rata portion of his annual bonus as determined by the Company’s Compensation Committee, each payable on the Company’s regular payroll schedule. Immediately prior to a change of control of the Company (as defined in the employment letter agreement), all of Mr. Chase’s unvested stock options and restricted stock shall become fully vested and immediately exercisable. Moreover, in the event that, within 18 months after a change of control of the Company, Mr. Chase’s employment is terminated when neither cause nor long term disability exists or Mr. Chase terminates his employment for good reason (as defined in the employment letter agreement), subject to execution of a release by Mr. Chase of any employment-related claims, he shall be entitled to receive a one-time lump sum severance payment equal to 18 months of his then annual base salary plus a percentage of his target annual bonus as determined by the Compensation Committee of the Board (which shall be 66% for 2014).

In addition, upon recommendation of the Compensation Committee of the Board in consultation with a compensation consultant, effective February 21, 2014, the Company amended and restated the employment letter agreements with Scott C. Mahan, the Company’s Senior Vice President, Operations and Chief Financial Officer, and Mark D. Whiteside, the Company’s Vice President, Professional Services; Vice President of U.S. Solutions and International Sales. Pursuant to the amended terms and conditions of his employment letter agreement, Mr. Mahan will receive an annual salary of $277,957. In addition, Mr. Mahan was granted 3,000 RSUs and options to purchase 60,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on February 26, 2014. The RSUs and options shall vest as follows: 33% shall vest on February 26, 2015, and the balance will vest in equal monthly installments for two years thereafter. In the event Mr. Mahan’s employment is terminated by the Company when neither cause (as defined in the employment letter agreement) nor long term disability exists, subject to execution of a release by Mr. Mahan of any employment-related claims, he shall be entitled to receive severance equal to 9 months of his then annual base salary and a pro rata portion of his annual bonus as determined by the Company’s Compensation Committee, which amounts shall be payable on the Company’s regular payroll schedule. Immediately prior to a change of control of the Company (as defined in the employment letter agreement), all of Mr. Mahan’s unvested stock options and restricted stock shall become fully vested and immediately exercisable. Moreover, in the event that, within 12 months after a change of control of the Company, Mr. Mahan’s employment is terminated when neither cause nor long term disability exists or Mr. Mahan terminates his employment for good reason (as defined in the employment letter agreement), subject to execution of a release by Mr. Mahan of any employment-related claims, he shall be entitled to receive a one-time lump sum severance payment equal to 12 months of his then annual base salary plus a percentage of his target annual bonus as determined from time to time by the Compensation Committee of the Board (which shall be 66% for 2014). All other material terms and conditions of his prior employment letter agreement remain unchanged.

Pursuant to the amended terms and conditions of his employment letter agreement, Mr. Whiteside will receive an annual salary of $214,781. Effective as of January 1, 2014, Mr. Whiteside will no longer participate in the Company’s Annual Executive Bonus Program, and will instead be eligible to participate in an Incentive Compensation Plan under which he may receive an annual commissions and bonuses of 45% of his annual salary at 100% target achievement . In addition, Mr. Whiteside was granted options to purchase 10,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on February 26, 2014. The options shall vest as follows: 33% shall vest on February 26, 2015, and the balance will vest in equal monthly installments for two years thereafter. In the event Mr. Whiteside’s employment is terminated by the Company when neither cause (as defined in the employment letter agreement) nor long term disability exists, subject to execution of a release by Mr. Whiteside of any employment-related claims, he shall be entitled to receive severance equal to 6 months of his then annual base salary, payable on the Company’s regular payroll schedule. Immediately prior to a change of control of the Company (as defined in the employment letter agreement), all of Mr. Whiteside’s unvested stock options and restricted stock shall become fully vested and immediately exercisable. Moreover, in the event that, within 9 months after a change of control of the Company, Mr. Whiteside’s employment is terminated when neither cause nor long term disability exists or Mr. Whiteside terminates his employment for good reason (as defined in the employment letter agreement), subject to execution of a release by Mr. Whiteside of any employment-related claims, he shall be entitled to receive a one-time lump sum severance payment equal to 9 months of his then annual base salary. All other material terms and conditions of his prior employment letter agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: February 27, 2014	By:	/s/ Scott C. Mahan
Scott C. Mahan
Senior Vice President, Operations
and Chief Financial Officer